May 7, 1999



VIA FACSIMILE : 954-418-3365
----------------------------


Mr. Paul M. Burrell
President, Chief Executive Officer, and Chairman
Outsource International, Inc.
1144 East Newport Center Drive
Deerfield Beach, FL 33442

Re:      Outsource International, Inc. (the "Company")

Dear Paul:

         This letter agreement sets forth the services to be provided by Crossroads Capital Partners LLC ("Crossroads") to the Company and the terms and conditions under which such services will be performed (the "Engagement"). All references in this letter agreement to Crossroads shall include officers, executives, owners, members, agents, and employees of Crossroads, and independent contractors retained by Crossroads, if any.

Scope of Services. Outsource International, Inc. has experienced significant growth through acquisition, and has had to integrate divergent systems and cultures. Successful integration of the acquisitions, overall company performance, and stock price improvement are key challenges for the Company. The Engagement will support the development of a revised business strategy to meet these objectives by reviewing in depth the existing business plan and determining financial and operational improvement opportunities, focusing on the following:

o        Business plan and its implementation
o        Financial analysis and potential improvement areas
o        Evaluation of facilities, personnel, and technology
o        Potential process improvements
o        Cost savings opportunities
o        Organization structure
o        Short term and longer term sales and marketing plans

Outsource International, Inc.
May 7, 1999
Page 2 of 15



To implement this evaluation, Crossroads will present a written and an oral report addressing the above-mentioned issues, based upon completing the following:

o        Perform approximately 6-12 site visits at selected key offices;
o Review key processes, systems, and organization structure for operations;
o Interview key management and staff, and collect appropriate data from these areas to determine as-is processes, level of performance, and performance improvement opportunities;
o        Conduct an analysis of financial structure and resources;
o        Produce recommendations that address the identified issues.

         1. Fees. Crossroads will provide to the Company the services of Professionals to be named or suitable additions or replacements as determined by Crossroads, on the following terms:

                  William Snyder, Principal in Charge         $250 per hour
                  (1) Director                                $250 per hour
                  Ernest Cutter, Consultant                   $200 per hour
                  Other Consultants                           $175 per hour

         (a) Crossroads shall charge hourly for the consulting services described above for the Engagement (exclusive of expenses). The Company shall pay $25,000 as a retainer due upon signing this letter agreement. The balance of Crossroads' fees shall be paid within five business days after delivery of the report referred to in Paragraph 2 below.

         (b) Crossroads anticipates using two full-time and one part-time Professionals to provide services for the Engagement. Crossroads shall use any additional full-time Professionals, if required, with the prior approval of the Company.

         (c) The Company shall pay all expenses incurred by Crossroads for services related to the Company (e.g., actual out of pocket expenses such as communications, travel, meals, and living expenses incurred in connection with the Engagement). These fees will be paid upon submission of an invoice by Crossroads. Crossroads shall reasonably endeavor to keep travel expenses to an economical level by traveling at coach fares, using moderate-priced hotels, and the like.

         (d) Crossroads may arrange to provide to the Company the services of other professionals (the "Other Professionals") as determined by Crossroads and the Company, to provide consulting services to assist the Company in resolving its present issues on the following terms:

                  Principal(s)                       $ 300-350 per hour
                  Director(s)                        $ 250 per hour
                  Other Consultant(s)                $ 175 - $195 per hour

Outsource International, Inc.
May 7, 1999
Page 3 of 15



         Failure of the Company to promptly pay amounts due for services rendered or for reimbursement of expenses shall constitute justification for Crossroads to terminate this letter agreement upon five days' written notice.

         2. Term of Engagement. The term of the Engagement shall commence off-site as of May 10, 1999 and on-site at the Company on or about May 18, 1999. The anticipated completion date shall be approximately four weeks from the commencement date. This letter agreement may be terminated by either party upon five days' written notice, with payment due to Crossroads for services rendered and expenses incurred through the termination.

         The schedule of work is anticipated to be as follows:

----------------- ------------------------------------ ------------------------------------------------
Week 1            May 10-14                            Off-site financial and business analysis
----------------- ------------------------------------ ------------------------------------------------
Week 2            May 18-21                            Deerfield Beach
----------------- ------------------------------------ ------------------------------------------------
Week 3            May 24-28                            Field
----------------- ------------------------------------ ------------------------------------------------
Week 4            June 1-4                             Deerfield Beach wrap-up
----------------- ------------------------------------ ------------------------------------------------
REPORT            Deliver no later than June 11
----------------- ------------------------------------ ------------------------------------------------


         3. Transaction Fee. If Crossroads is requested to assist with a financing transaction, the terms of a Transaction Fee shall be negotiated and set forth in a separate agreement.

               THE ADDITIONAL TERMS AND CONDITIONS ATTACHED TO THIS LETTER AGREEMENT ARE HEREBY MADE PART OF THIS LETTER AGREEMENT AS THOUGH FULLY SET FORTH HEREIN.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Outsource International, Inc.
May 7, 1999
Page 4 of 15



                  If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached.

                  Crossroads looks forward to serving you in this important matter.

Very truly yours,
CROSSROADS CAPITAL PARTNERS LLC



By: /s/ Dennis I. Simon
-----------------------
      Dennis I. Simon
      Managing Principal

AGREED AND ACCEPTED:



By: /s/ Scott R. Francis
------------------------
       Scott Francis
       CFO & Treasurer

Date: May 10, 1999

Outsource International, Inc.
May 7, 1999
Page 5 of 15


                         ADDITIONAL TERMS AND CONDITIONS

         Amounts Not Paid. All amounts not paid when due will bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is greater.

         Agreement Not to Employ. Crossroads' business is in part centered on its ability to identify and secure the services of talented personnel for its client companies. Absent an agreement with Crossroads providing it fair compensation, Crossroads would suffer serious economic harm were its client companies to hire directly or through other companies Crossroads' employees or independent contractors. The Company, its board members, officers and affiliates agree that during the term of this letter agreement and for twelve months thereafter they shall not, directly or indirectly, solicit, offer employment to or hire any employee or independent contractor of Crossroads or its affiliates who are or were involved on behalf of Crossroads on the Engagement. If the Company and Crossroads agree that the Company may hire Officer or any other Crossroads' employee or independent contractor, notwithstanding the prohibition in the immediately preceding sentence, and such hiring occurs within twelve months after the terminations of this letter agreement, the Company shall pay Crossroads one-half of the intended first year's compensation payable to the Officer or other Crossroads employee or independent contractor, but not less than $500,000. Any such payment shall be made on the date Officer or other Crossroads' employee or independent contractor begins work for the Company.

         Warranties and Indemnification. Crossroads neither expresses nor implies any warranties of its work nor predicts results of the Engagement. Crossroads has not offered any assurances that the efforts to resolve the financial, structural or management issues facing the Company can or will be successful.

         Crossroads shall not be subject to any liability to the Company for any act or omission relating to, in connection with or arising out of services rendered hereunder, unless Crossroads' acts or omissions constitute malfeasance, gross negligence or the reckless disregard of Crossroads' obligations or duties hereunder. In furtherance of the foregoing, the Company agrees and covenants that it will not initiate any legal or administrative proceedings whatsoever against Crossroads relating to, in connection with or arising from the services rendered hereunder seeking more than the amount of the fees actually paid to Crossroads for the Engagement.

         The Company releases, indemnifies and holds Crossroads harmless from and against any losses, claims, damages or liabilities ("Losses") to which Crossroads may become subject and shall reimburse Crossroads for any legal or other expenses (including the cost of any investigations and the hiring of any accountant or other experts) reasonably incurred by Crossroads relating to, in connection with or arising from the services rendered hereunder, whether or not resulting in any liability, unless such Losses resulted in whole or in part from Crossroads' malfeasance, gross negligence or the reckless disregard of its obligations or duties hereunder.

         Legal Proceedings. If after the termination of the Engagement Crossroads is requested and agrees or is required to participate in any manner in legal or administrative proceedings regarding the Company, compensation shall be paid to Crossroads for its time at the hourly rates specified herein.

         Accuracy of Information. The Company will use reasonable efforts to assure that all information, financial or otherwise, provided by or on behalf of the Company with respect to the Engagement (the "Information") to Crossroads will, as of its respective dates, be accurate and complete in all its material respects. The Company understands that Crossroads will not be responsible for independently verifying the accuracy of the Information. The Company assumes full responsibility for inaccuracies in any Information provided by or on behalf of the Company to Crossroads or any third party. The Company will reasonably cooperate with Crossroads in all phases of Crossroads' services under the Engagement. Specifically, without limiting the generality of the foregoing, if at any time during the Engagement, the Company discovers that any of the Information is inaccurate in any material respect it will immediately notify Crossroads.

         Work Output. Crossroads' work product, including, but not limited to, computer generated business models,

Outsource International, Inc.
May 7, 1999
Page 6 of 15



         schedules, work papers and internal memoranda and other material assembled or prepared by Crossroads during the Engagement ("Work Product") will be and remain the property of Crossroads. Any materials furnished by Crossroads to the Company may be retained by the Company as part of the Company's permanent corporate records. Any records of the Company obtained by Crossroads will be returned to the Company at the conclusion of the Engagement. Crossroads agrees to provide copies of all Work Product to the Company at the conclusion of the Engagement at the Company's expense.

         Future Engagements. Crossroads has offices throughout the United States. Crossroads is or expects to be engaged by other clients from time to time and cannot assure that, following the Engagement, an engagement will not be accepted elsewhere for an interested party.

         Independent Contractor. The Company acknowledges that Crossroads is being retained as an independent contractor to the Company and no employment relationship, partnership, joint venture or other association shall be deemed created by this letter agreement.

         Confidentiality. During the term of the Engagement and thereafter, Crossroads shall keep secret and retain in strictest confidence, any and all confidential information relating to the Company or of which Crossroads shall obtain knowledge by reason of the Engagement, including, without limitation, trade secrets, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes and other research projects. Crossroads shall not, except in connection with the performance of its duties hereunder, disclose any such information to anyone outside the Company, except as required by law (provided prior written notice thereof is given by Crossroads to the Company) or except with the Company's prior written consent, which shall not be unreasonably withheld or delayed. The obligations of Crossroads in this paragraph shall not apply to information which is (i) known generally to the public; (ii) known to Crossroads prior to the date of this letter agreement;
(iii) lawfully disclosed to Crossroads by a third party; or (iv) generally known in the industry in which the Company is engaged.

         The Company shall not, except as required in the conduct of its business, disclose any Work Product to any third party other than the Company's lenders, attorneys and advisors or as otherwise required by law, without the prior written consent of Crossroads, which consent shall not be unreasonably withheld or delayed.

         Agreement to Mediate / Arbitrate. The parties agree to mediate any dispute or claim arising between them out of the Engagement or any resulting transaction before resorting to arbitration or court action. Mediation is a process by which parties attempt to resolve a dispute or claim by submitting it to an impartial, neutral mediator, who is authorized to facilitate the resolution of the dispute, but who is not empowered to impose a settlement on the parties. Mediation fees, if any, shall be divided equally among the parties involved. Evidence of anything said, any admission made, and any documents prepared, in the course of the mediation, shall not be admissible in evidence, or subject to discovery in any arbitration or court action. If any party commences an arbitration or court action based on a dispute or claim to which this paragraph applies without first attempting to resolve the matter through mediation, then in the discretion of the arbitrator(s) or judge, that party shall not be entitled to recover attorneys' fees, even if they would otherwise be available to that party in any such arbitration or court action. The parties agree that any dispute or claim in law or equity arising out of or in connection with the Engagement, which is not settled through mediation, shall be decided by neutral, binding arbitration and not by court action, except as provided by law for judicial review of arbitration proceedings. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association
(AAA). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have no right to discovery. Each party in any arbitration shall be responsible for its own attorneys' fees and costs. Notwithstanding any of the above, Company may seek injunctive relief in a court of law without first having to mediate or arbitrate to enforce the confidentiality provisions of this letter agreement.

         Notices. The Company agrees that Crossroads shall have the right to use the Company's name and logo in a description of the services provided by Crossroads under the letter agreement for promotional purposes only.

Outsource International, Inc.
May 7, 1999
Page 7 of 15


         Entire Agreement; Amendment and Waiver; Applicable Law; Headings. The letter agreement contains the entire understanding between the parties with respect to its subject matter. The letter agreement may not be amended, modified, supplemented or waived, except by a written instrument signed by the parties. No waiver of any provision of the letter agreement shall be deemed or shall constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver. The paragraph headings in the letter agreement and the Additional Terms and Conditions are for informational purposes only.

Outsource International, Inc.
Page 8 of 15



June 18, 1999


VIA FACSIMILE : 954-418-3365
----------------------------


Mr. Paul M. Burrell
President, Chief Executive Officer, and Chairman
Outsource International, Inc.
1144 East Newport Center Drive
Deerfield Beach, FL 33442

Re:      Addendum to Crossroads Letter Agreement dated May 7, 1999

Dear Paul:

         Reference is made to the letter agreement dated May 7, 1999 (the "Letter Agreement") between Outsource International, Inc. ("Client") and Crossroads Capital Partners LLC, its employees, independent contractors and agents ("Crossroads").

This will amend the Letter Agreement by adding the following:

1)       Scope of Services.

        Crossroads shall provide the following additional services (the "Additional Services":

        (a) Crossroads shall work with the Client's management team to verify cash flow projections, and shall report its findings to management and the secured lending group.

        (b) Subject to a revised compensation agreement to be dated no later than June 28, 1999 and satisfactory to Client and Crossroads, Crossroads shall assist with the implementation of any of the recommendations Crossroads provided to Client. The recommendations are based upon Crossroads' report of findings associated with the Engagement described in the Letter Agreement dated May 7, 1999.

Outsource International, Inc.
Page 9 of 15




2)       Term of Engagement and Fees.

         (a) The Additional Services shall commence on June 21, 1999 and shall continue until terminated by either party upon five days' written notice.

         (b) Fees and expenses for the Additional Services shall be invoiced bi-weekly and are payable upon receipt.

3) This Addendum incorporates by reference all of the terms and conditions contained in the Letter Agreement dated May 7, 1999.

         If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached.

         Crossroads looks forward to serving you in this important matter.

Very truly yours,
CROSSROADS CAPITAL PARTNERS LLC



By: /s/ Dennis Simon
--------------------
         Dennis I. Simon
         Managing Principal

AGREED AND ACCEPTED:



By: /s/ Paul M. Burrell
-----------------------
     Paul M. Burrell
     President and Chief Executive Officer

Date:

Outsource International, Inc.
Page 10 of 15



July 1, 1999


VIA FEDERAL EXPRESS
-------------------

Mr. Paul M. Burrell
President, Chief Executive Officer, and Chairman
Outsource International, Inc.
1144 East Newport Center Drive
Deerfield Beach, FL 33442

Re: Second Addendum to Crossroads Letter Agreement dated May 7, 1999 - Phase II

Dear Paul:

         Reference is made to the letter agreement dated May 7, 1999 (the "Letter Agreement") between Outsource International, Inc. ("the Company") and Crossroads Capital Partners LLC, its employees, independent contractors and agents ("Crossroads").

This will amend the Letter Agreement by adding the following ("Phase II"):

2)       Scope of Services.

        Crossroads shall provide the following additional services (the "Additional Services") and shall report periodically to the Board of Directors and the secured lenders. Crossroads shall develop a revised business plan based upon the recommendations from the previous Engagement report (Phase I). The Additional Services are expected to focus on the following:

         a) Develop a plan for the under-performing branches.

         b) Raise sub-debt (see attached Finder's Agreement between Crossroads and the Company)

         c) Assist in the selection of a non-vendor Information Technology (IT) consultant to assess IT strategy

Outsource International, Inc.
Page 11 of 15


         d) Assist in the selection of an organizational behavior firm to study culture, assess employees, observe progress, mediate management disagreements, and make recommendations to the Board of Directors.

         e) Form and facilitate a committee tasked to study current markets to determine which ones to grow.

         f) Form and facilitate a committee tasked to determine which markets to franchise.

         g) Form and facilitate a committee tasked to determine what functions could be decentralized; examine competition.

         h) Assist in building a cash-flow model, update existing business models, and draft a revised business plan.

         i) Develop "flash" reports for use by secured lenders and Board of Directors.

         j) Identify key factors to measure the business.

         k) Other such tasks as assigned by the Board of Directors and accepted by Crossroads.

2)       Term of Engagement and Fees.

         (a) The Additional Services shall commence on July 1, 1999 and shall continue until terminated by either party upon fifteen days' written notice.

             Crossroads' Engagement team shall be led by Pete Ball, Principal; William Snyder, Principal; Jim Neidhart, Principal; and shall include other Professionals as determined by Crossroads, at a monthly fee of $125,000 for the first four months of Phase II. If the Synadyne Division is sold within the first 90 days of the Engagement, Crossroads will review the staffing requirements and fee structure. The fee shall be subject to negotiation for the period after October 31, 1999.

         (b) Fees and expenses for the Additional Services shall be invoiced bi-monthly, and are payable on the 1st and 15th of each month.

         (c) The Company shall pay $50,000 as a retainer due upon signing this Addendum. The retainer is not to be applied or credited to amounts due from the Company, but will be returned to the Company once all amounts due hereunder are paid in full.

Outsource International, Inc.
Page 12 of 15



3) Disclosures. As we have discussed, Crossroads has represented, and will in the future represent, many different clients with various business interests in numerous industries. These clients are often referred to Crossroads by intermediaries such as lawyers, investment bankers, lenders and accountants. ("Referral Sources"). In undertaking the Engagement on behalf of the Company, Crossroads' objective is to provide services for the Company to the best of its ability, but without precluding Crossroads from representation of other clients or in accepting referrals from or making referrals to Referral Sources. Since Crossroads wants the Company to be comfortable with the retention of Crossroads in light of other client and Referral Sources relationships, Crossroads makes the following disclosures, based on the list provided by the Company of parties with an interest in the Engagement attached to this letter agreement as Schedule 1:

         >> BankBoston is a referral source for Crossroads and is a member of the Bank group in an unrelated matter.

         >> LaSalle Bank is a referral source for Crossroads and is a member of the Bank group in an unrelated matter.

         >> Suntrust Bank is a referral source for Crossroads and is a member of the Bank group in an unrelated matter.

         >> Comerica Bank is a referral source for Crossroads and is a member of the Bank group in an unrelated matter.

         >> Fleet Bank is a referral source for Crossroads and is a member of the Bank group in an unrelated matter.

         >> Bingham, Dana is a referral source for Crossroads and represented creditors in an unrelated matter.

4) This Addendum incorporates by reference all of the terms and conditions contained in the Letter Agreement, which shall remain unchanged and in full force and effect, as amended by this Addendum.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Outsource International, Inc.
Page 13 of 15



         If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached.

         Crossroads looks forward to serving you in this important matter.

Very truly yours,
CROSSROADS CAPITAL PARTNERS LLC



By: /s/ Dennis I. Simon
-----------------------
         Dennis I. Simon
         Managing Principal

AGREED AND ACCEPTED:



By: /s/ Paul M. Burrell
-----------------------
     Paul M. Burrell
     President and Chief Executive Officer

         Date:    7/2/99

Outsource International, Inc.
Page 14 of 15



August 2, 1999


VIA FEDERAL EXPRESS
-------------------

Mr. Paul M. Burrell
President, Chief Executive Officer, and Chairman
Outsource International, Inc.
1144 East Newport Center Drive
Deerfield Beach, FL 33442

Re:      Third Addendum to Crossroads Letter Agreement
          dated May 7, 1999

Dear Paul:

         Reference is made to the letter agreement dated May 7, 1999 (the "Letter Agreement") between Outsource International, Inc. ("the Company") and Crossroads Capital Partners LLC, its employees, independent contractors and agents ("Crossroads").

This will amend the Letter Agreement by adding the following ("Additional Services"):

1)       Scope of Services.

         Crossroads will provide to the Company the services of J. G. "Pete" Ball, Crossroads Principal or a suitable replacement ("Officer") as determined by Crossroads. Officer will serve as the Company's Interim Chief Operating Officer ("COO") and President of the Tandem division on the following terms:

         (a) Officer shall perform the ordinary duties associated with the role of Interim Chief Operating Officer and shall report to the Company's Board of Directors. As Interim COO, Officer shall have the full authority to operate the Company. The Company, Crossroads and Officer recognize that the number of hours devoted to the Engagement by Officer will fluctuate based upon the activities in progress.

Outsource International, Inc.
Page 15 of 15



         (b) Officer shall be covered by the Company's Directors and Officers insurance liability policy (the "D&O Policy"), to the extent the Company obtains and maintains such insurance. Officer shall be added as an additional named insured party under the D&O Policy. The Company agrees to purchase a "tail policy" to the D&O Policy covering a period of time of not less than one year after the conclusion of the Engagement. The Company will deliver to Crossroads prior to the commencement of the Engagement a Certificate of Insurance evidencing such coverage.

2) This Addendum incorporates by reference all of the terms and conditions contained in the Letter Agreement and Addenda, which shall remain unchanged and in full force and effect, as amended by this Addendum.

If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached.

         Crossroads looks forward to serving you in this important matter.

Very truly yours,
CROSSROADS CAPITAL PARTNERS LLC



By: /s/ Dennis I. Simon
-----------------------
         Dennis I. Simon
         Managing Principal

AGREED AND ACCEPTED:



By:  /s/ Paul M. Burrell
---  -------------------
     Paul M. Burrell
     Chief Executive Officer

Date: __________________________